EXHIBIT 99.3
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P R E S S   R E L E A S E
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[LOGO WILLIAMS SCOTSMAN]

FOR IMMEDIATE RELEASE

For more information, please contact:
Robert C. Singer
Chief Financial Officer
Williams Scotsman International, Inc.
(410) 931-6108


      WILLIAMS SCOTSMAN, INC. ANNOUNCES PRICING OF SENIOR NOTES OFFERING
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Baltimore,  MD - April  12,  2006 -  Williams  Scotsman,  Inc.,  the  operating subsidiary of Williams Scotsman International, Inc. (NASDAQ: WLSC), announced today that it has priced an offering of $100 million aggregate principal amount of its 8.5% senior notes due 2015 in a private offering under Rule 144A of the Securities Act of 1933. The notes were priced at 101.75% of par representing a yield to maturity of 8.18%.

The offering is an add-on to the company's existing series of 8.5% senior notes due 2015. The company issued $350 million aggregate principal amount of the 8.5% senior notes in September 2005 and the new notes and the existing notes will be treated as a single class under the indenture governing the notes.

Williams Scotsman, Inc. intends to use the net proceeds from the offering to repay a portion of its outstanding indebtedness under the revolving portion of its bank credit facility and pay transaction fees and expenses. The offering of the senior notes is expected to close on or about April 18, 2006.

The offering of senior notes will not be and has not been registered under the Securities Act of 1933, as amended, and the senior notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful.

ABOUT WILLIAMS SCOTSMAN, INC.
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William  Scotsman,  Inc.  is the  operating  subsidiary  of  Williams  Scotsman
International, Inc. Williams Scotsman, Inc. is headquartered in Baltimore, Maryland and is a leading provider of mobile and modular space solutions for the construction, education, commercial, healthcare and government markets. Williams Scotsman, Inc. serves over 25,000 customers, operating a fleet of over 98,000 modular space and storage units that are leased through a network of 86 locations throughout North America. Williams Scotsman, Inc. provides delivery, installation, and other services, and sells new and used mobile office products. Williams Scotsman, Inc. also manages large modular building projects from concept to completion. Williams Scotsman International, Inc. is a publicly traded company (NASDAQ:WLSC) with operations in the United States, Canada, Mexico, and Spain.

All statements other than statements of historical fact included in this press release are forward-looking statements and involve expectations, beliefs, plans, intentions or strategies regarding the future. Although Williams Scotsman believes that the expectations reflected in these forward-looking statements are reasonable, it assumes no responsibility for the accuracy and completeness of these forward-looking statements and gives no assurance that these expectations will prove to have been correct. Important factors that could cause actual results to differ materially from Williams Scotsman's expectations are disclosed under "Risk Factors" and elsewhere in Williams Scotsman International, Inc.'s 10-K, 10-Q and other SEC filings, including, but not limited to, substantial leverage and its ability to service debt, changing market trends in its industry, general economic and business conditions including a prolonged or substantial recession, its ability to finance fleet and branch expansion and to locate and finance acquisitions, its ability to implement its business and growth strategy and maintain and enhance its competitive strengths, intense industry competition, availability of key personnel and changes in, or the failure to comply with, government regulations. Williams Scotsman assumes no obligation to update any forward-looking statement.


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